Exhibit (a)(1)(iii)

Letter of Transmittal

Regarding Shares in KKR Real Estate Select Trust Inc.

Tendered Pursuant to the Offer to Purchase

Dated June 11, 2025

The Offer and withdrawal rights will expire on July 11, 2025 and this Letter of Transmittal must be received by the Fund’s Transfer Agent, either by mail, or by fax, or by email, by 4:00 p.m., Eastern Time, on July 11, 2025, unless the Offer is extended

Complete this Letter of Transmittal and follow the Transmittal Instructions included herein

Ladies and Gentlemen:

The undersigned hereby tenders to KKR Real Estate Select Trust Inc., a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and organized as a Maryland corporation (the “Fund”), the shares of common stock in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase dated June 11, 2025 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”). The tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the shares of common stock in the Fund or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the shares of common stock in the Fund or portions thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the shares of common stock in the Fund or portions thereof tendered hereby.

If the undersigned is a participant in the Fund’s distribution reinvestment plan (“DRIP”), in the event that the undersigned tenders all of their shares in the Offer (whether or not the Fund accepts all such shares for payment pursuant to the Offer), the undersigned hereby elects to withdraw from participation in the DRIP effective as of the applicable Expiration Date, and the undersigned hereby acknowledges that any distributions due but not yet paid as of such date will be paid in cash on the scheduled distribution date.

A non-transferable, non-interest bearing promissory note for the purchase price will be issued to the undersigned if the Fund accepts for purchase the shares tendered hereby. The undersigned acknowledges that SS&C Global Investor & Distribution Solutions, Inc., the Fund’s transfer agent, will hold the promissory note on behalf of the undersigned. The cash payment(s) of the purchase price for the shares of common stock in the Fund or portion thereof of the undersigned, as described in Section 6 “Purchases and Payment” of the Offer to Purchase, shall be wired to the account at your financial intermediary from which your subscription funds were debited.

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All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 “Withdrawal Rights” of the Offer to Purchase, this tender is irrevocable.

VALUATION DATE: July 11, 2025

TENDER OFFER EXPIRATION DATE: 4:00 p.m. (Eastern Time), July 11, 2025

PARTS 1, 2, 3, AND 4 MUST BE COMPLETED AND IN GOOD ORDER IN ORDER TO PROCESS YOUR REQUEST

If You Invest In The Fund Through A Financial Intermediary Through Whom You Expect To Have Your Tender Offer Request Submitted, Please Allow For Additional Processing Time As The Letter of Transmittal Must Ultimately Be Received By The Fund’s Transfer Agent No Later Than 4:00 p.m. (Eastern Time) On The Expiration Date.

PLEASE FAX OR MAIL TO THE FUND’S TRANSFER AGENT AT:

Regular Mail	Fax: (833) 674-0748

SS&C Global Investor & Distribution Solutions, Inc. Attn: KKR Democratized Access Vehicles c/o: SS&C GIDS, Inc. P.O. Box 219302 Kansas City, MO 64121-9302	FOR ADDITIONAL INFORMATION CALL: (855) 844-8655

Overnight or Express Mail

SS&C Global Investor & Distribution Solutions, Inc.

Attn: KKR Democratized Access Vehicles

c/o: SS&C GIDS, Inc.

801 Pennsylvania Ave, Suite 219302

Kansas City, MO 64105-1307

Email:

KKRREDEEM.ai@sscinc.com

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PART 1 –	NAME (AS IT APPEARS ON YOUR KKR REAL ESTATE SELECT TRUST INC. STATEMENT) AND CONTACT INFORMATION

Fund Name:

Fund Account #:

Account Name/Registration:

Address:

City, State, Zip

Telephone Number:

Email Address:

Financial Intermediary Firm Name:

Financial Intermediary Account #:

Financial Advisor Name:

Financial Advisor Telephone #:

PART 2 – REQUESTED TENDER AMOUNT

Please select repurchase type by checking one of the boxes below. If you are requesting a partial repurchase, please provide a number of Shares.

Full Repurchase

Partial Repurchase* of Class I Shares (please only provide a number of Shares, not a dollar amount)

Partial Repurchase* of Class D Shares (please only provide a number of Shares, not a dollar amount)

Partial Repurchase* of Class S Shares (please only provide a number of Shares, not a dollar amount)

Partial Repurchase* of Class U Shares (please only provide a number of Shares, not a dollar amount)

If the requested partial repurchase would put the account balance below the required minimum balance, the Fund may reduce the amount to be repurchased such that the required minimum balance is maintained, unless you indicate otherwise by checking the following box:

Change request to Full Repurchase if amount requested to be repurchased would need to be reduced to maintain minimum account balance.

KKR REAL ESTATE SELECT TRUST INC. ACCOUNT #:          (Should be the same as on page 2)

PART 3 – PAYMENT

Payments will be made to the shareholder’s account in accordance with the standard procedures of such shareholder’s intermediary, when applicable, or to the shareholder’s existing payment instruction on file. Contact your financial intermediary or account manager if you have any questions.

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PART 4 – SIGNATURE(S)

The undersigned subscriber acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s Prospectus and the Offer to Purchase and all capitalized terms used herein have the meaning as defined in the Fund’s Prospectus. This request is irrevocable except as described in the Offer to Purchase. The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering stockholder.

In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

If Shares are registered in the name of a custodian, the custodian of the Shares must execute this Repurchase Request Form, and the beneficial owner of the Shares hereby authorizes and directs the custodian of the Shares to execute this Repurchase Request Form.

Beneficial Owner Signature:

Print Name of Beneficial Owner	Print Name of Co-Beneficial Owner
Title of Signatory if Acting in a Representative Capacity	Title of Signatory if Acting in a Representative Capacity
Signature – Beneficial Owner	Signature – Co-Beneficial Owner
Date	Date

Registered Holder Signature (if different than above; print name exactly as it appears on the subscription agreement or as indicated on the stock ledger maintained by the Fund’s transfer agent):

Signature – Registered Holder
Print Name of Registered Holder
Title of Signatory
Date

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